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                                 EXHIBIT 11.0
                          IHOP CORP. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)

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                                                                       Three Months Ended                 Nine Months Ended
                                                                           September 30,                     September 30,
                                                                     ------------------------          ------------------------
                                                                       1998             1997             1998             1997
                                                                     -------           ------          -------          -------
NET INCOME PER COMMON SHARE - BASIC
  Weighted average shares outstanding                                  9,855            9,645            9,814            9,563
                                                                     =======           ======          =======          =======

  Net income available to common shareholders                        $ 7,245           $5,733          $18,409          $14,321
                                                                     =======           ======          =======          =======

  Net income per share - basic                                       $  0.74           $  .59          $  1.88          $  1.50
                                                                     =======           ======          =======          =======

NET INCOME PER COMMON SHARE - DILUTED
  Weighted average shares outstanding                                  9,855            9,645            9,814            9,563
  Net effect of dilutive stock options based on the
    Treasury stock method using the average market
    price.                                                               196              215              191              139
                                                                     -------           ------          -------          -------
       Total                                                          10,051            9,860           10,005            9,702
                                                                     =======           ======          =======          =======

  Net income available to common shareholders                        $ 7,245           $5,733          $18,409          $14,321
                                                                     =======           ======          =======          =======

  Net income per share -  diluted                                    $  0.72           $  .58          $  1.84          $  1.48
                                                                     =======           ======          =======          =======
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